UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

PALATIN TECHNOLOGIES, INC.

                    (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Special Meeting of Stockholders
to be held on September 27, 2012

Dear Palatin Stockholder:

Palatin Technologies, Inc. will hold a Special Meeting of Stockholders on Thursday, September 27, 2012, at 9:30 a.m. Eastern Time. The meeting will be held at our headquarters, located at 4B Cedar Brook Drive, Cranbury, New Jersey 08512.

The enclosed Notice of Special Meeting of Stockholders and the Proxy Statement describes the primary issue to be acted upon during the meeting, an increase in the authorized number of shares of common stock of Palatin. We encourage you to review these materials carefully.

Your vote is important, regardless of the number of shares that you hold. Whether or not you plan to attend the meeting, please vote by following the instructions on the enclosed proxy card. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your ongoing support of and continued interest in Palatin Technologies, as well as your participation in this Special Meeting.

Sincerely,

Carl Spana
President and Chief Executive Officer

August 3, 2012

PALATIN TECHNOLOGIES, INC.
4B Cedar Brook Drive
Cranbury, New Jersey 08512

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

date	September 27, 2012

time	9:30 a.m., Eastern Time

place	Palatin’s offices, Cedar Brook Corporate Center, 4B Cedar Brook Drive, Cranbury, New Jersey 08512

record date	July 30, 2012

items of business	(1) approval of an amendment to our restated certificate of incorporation which will increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares;
(2)
approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1; and

(3) any other matters properly brought before the meeting or any adjournment or postponement thereof.

stockholder list	A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, Cedar Brook Corporate Center, 4B Cedar Brook Drive, Cranbury, New Jersey 08512.

By order of the board of directors,

Stephen T. Wills, Secretary
August 3, 2012

The approximate date of mailing of the proxy materials to our stockholders is August 3, 2012, and this definitive proxy statement and the proxy card will be available to our stockholders on www.proxyvote.com on that same date.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 27, 2012. This proxy statement and the proxy card are available at www.proxyvote.com.

PALATIN TECHNOLOGIES, INC.

SPECIAL MEETING 2012

PROXY STATEMENT, PAGE 2

PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 27, 2012

VOTING PROCEDURES AND SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on September 27, 2012. This proxy statement and the proxy card are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please act as soon as possible to vote your shares. Your prompt voting may save us the expense of following up with a second mailing. Beginning on or about August 3, 2012, we are sending proxy materials to stockholders at the close of business on the record date of July 30, 2012. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.” We are sending proxy materials to beneficial owners of our stock beginning on or about August 3, 2012. If your shares are held in a stock brokerage account or by a bank or other holder of record (a “brokerage firm”), you are considered the “beneficial owner” of the shares held in street name.

METHODS OF VOTING

If you are a beneficial owner, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of brokerage firms participate in the Broadridge Investor Communications Services online program. This program provides eligible stockholders that hold shares in street name the opportunity to vote via the Internet or by telephone. Whether or not your brokerage firm is participating in Broadridge’s program, your proxy materials will contain voting instructions. If you are a stockholder of record or if you are a beneficial owner whose brokerage firm participates in Broadridge’s program, there are three ways to vote before the meeting:

•
By Internet – www.proxyvote.com. If you have Internet access, you may transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or the meeting date, that is, September 26, 2012. Go to www.proxyvote.com. You must have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
By telephone – 1-800-690-6903. You may vote using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or the meeting date, that is, September 26, 2012. Call 1-800-690-6903 toll free. You must have your proxy card in hand when you access the web site and then follow the instructions.

PROXY STATEMENT, PAGE 3

•	By mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

If you voted by Internet or telephone or sent in a proxy card and also attend the meeting in person, the proxy holders will vote your shares as you previously instructed unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING OR CHANGING A PROXY

You may revoke your proxy or change your vote by:

•
voting again by proxy over the Internet or by telephone until 11:59 p.m., Eastern time on the day before the meeting date, that is September 26, 2012 (only your last Internet or telephone vote will be counted);

•	signing and returning another proxy card on a later date;
•	sending written notice of revocation or change to the Secretary at our offices, 4B Cedar Brook Drive, Cranbury, New Jersey 08512; or
•	informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy card or written revocation or change must arrive at our corporate offices before the start of the meeting.

If you are a beneficial owner, you may submit new voting instructions by following the instructions from the brokerage firm that holds your shares, or by obtaining a legal proxy from the brokerage firm that holds your shares giving you the right to vote the shares. You may vote in person at the meeting only if you are the stockholder of record or if you are a beneficial owner and have obtained a legal proxy from the brokerage firm that holds your shares.

PROXY SOLICITATION

We are soliciting proxies on behalf of our board of directors, and we will pay all costs of preparing, printing and mailing the proxy materials. In addition to mailing proxy materials, our officers and employees may solicit proxies by telephone, fax, e-mail or Internet, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock, and will pay for their reasonable expenses in forwarding proxy materials to such beneficial owners. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,000 in the aggregate.

Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc. (Broadridge), which will serve as our Inspector of Election.

HOW PROXIES ARE VOTED

The proxy holders are Carl Spana, Ph.D., our chief executive officer, president and a director, and Stephen T. Wills, our chief financial officer, chief operating officer, executive vice president, secretary and treasurer. The proxy holders will vote your shares according to your instructions on the proxy card or your Internet or telephone instructions. If a signed proxy card

PROXY STATEMENT, PAGE 4

does not contain instructions, the proxy holders will vote the shares FOR the amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock, FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of approving the amendment to our restated certificate of incorporation, and in their discretion on any other business which may properly come before the meeting.

QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock and Series A preferred stock, with the Series A preferred stock counted on an as if converted to common stock basis, represented at the meeting in person or by proxy, constitutes a quorum to hold a meeting. In addition, because a separate class vote of common stock is required for Item One, a majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote or that matter. Abstentions and broker non-votes, but only if any proposal is considered routine, will count towards the quorum. Common stock and Series A preferred stock will vote together as one class on the items of business listed on the proxy card, except that Item One also requires a separate class vote of common stock. If your shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your unvoted shares on matters on which it is permitted to exercise authority (“routine” matters). A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner.

•
Approval of the amendment of our restated certificate of incorporation to effect an increase in the number of shares of authorized common stock requires a majority of all outstanding stock, consisting of common stock and Series A preferred stock on an as if converted to common stock basis, entitled to vote at the meeting, and a majority of outstanding common stock voting as a class. If brokerage firms do not vote customers’ unvoted shares held by firms in street name on this proposal, any shares not voted by a beneficial owner will be treated as broker non-votes. Abstentions and broker non-votes will count against the proposal.

•
Approval of one or more adjournments of the Special Meeting requires a majority of all shares present in person or represented by proxy and voting on the proposal. Abstentions and broker non-votes will have no effect on the proposal.

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?

If you hold your shares in street name, it is important that you cast your vote if you want to be counted. Your brokerage firm cannot vote your uninstructed shares in their discretion on any matter unless it is considered “routine.” We do not know whether Item One, the approval to the amendment of our restated certificate of incorporation to increase the number of shares of authorized common stock, will be considered routine. Your brokerage firm may not have discretionary authority to vote on Item One. If you hold your shares in street name and you do not instruct your brokerage firm how to vote on this matter, no vote may be cast on this proposal on your behalf.

PROXY STATEMENT, PAGE 5

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the special meeting.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of July 30, 2012 are entitled to vote at the meeting.

•	Common stock: 38,947,912 shares outstanding, one vote per share
•	Series A preferred stock: 4,697 shares outstanding with approximately 11.25 votes per share, a total of 52,829 votes

There are no rights of appraisal or similar rights of dissenters with respect to the items of business at this meeting.

HOUSEHOLDING OF DISCLOSURE DOCUMENTS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock who share the same address, we have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, a single set of our proxy statement and other documents will be sent to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. Householding benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The procedure applies to our annual reports, proxy statements, other proxy materials and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to have access to and utilize separate proxy voting instructions.

If you do not wish to participate in “householding” and would like to receive your own set of any or all of our proxy materials, or if you share an address with another Palatin stockholder and together both of you would like to receive only a single set of our proxy materials, please contact Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if your brokerage firm or other nominee holds your Palatin shares, you may contact your broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

PROXY STATEMENT, PAGE 6

ITEM ONE:  APPROVAL OF AN AMENDMENT TO OUR RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

Increase in authorized capital resolution and amendment. On July 20, 2012, the board of directors adopted a resolution which authorizes, subject to stockholder approval, an amendment to our restated certificate of incorporation to increase our authorized common stock, $0.01 par value per share, from 100,000,000 shares to 200,000,000 shares. The additional common stock to be authorized by adoption of this amendment would have rights identical to our currently authorized and outstanding common stock. The number of authorized shares of our preferred stock, 10,000,000 shares, will not be affected by this amendment.

Text of the increase in authorized capital resolution and amendment. The complete text of the increase in authorized capital resolution and amendment is set forth as Appendix A to this proxy statement. If this proposal is approved, the amendment will become immediately effective upon its filing with the Secretary of State of Delaware.

Purpose and background of increase in authorized capital. The increase in authorized capital will increase the number of shares of our common stock available to be issued. Because of a private placement offering we recently completed, substantially all of our authorized common stock is either issued, reserved for issuance on conversion of Series A preferred stock, or reserved for issuance under existing options, warrants and stock plans. While the private placement offering we recently completed is not contingent upon stockholder approval of an increase in the number of shares of common stock available to be issued, certain warrants we issued in that offering cannot be exercised until and unless an increase is approved.

As discussed below:

•	if we fail to obtain stockholder approval by specified dates we will be required to pay interest on the value of the shares of common stock underlying the Series B warrants that cannot be issued;
•
if we fail to obtain stockholder approval by specified dates we may be required to redeem the Series B warrants, which redemption is at a price related to the then current average price of our common stock;

•
we do not have sufficient authorized common stock available for future financings or other business reasons, including strategic acquisitions, providing equity incentives through warrants to key contractors, or increasing the number of shares available for option grants to our employees;

•
we are contractually prohibited from entering into future equity or debt placements or transactions for so long as our stockholders have not voted to increase the authorized number of shares of our common stock;

•
until our stockholders increase the number of authorized shares of our common stock, we believe that under Financial Accounting Standards Board Accounting Standards Codification Topic 815, “Derivatives and Hedging,” the portion of the Series B warrants above the then authorized level of our common stock will be required to be classified as a liability and carried at their current fair value on our balance sheet and financial statements;

PROXY STATEMENT, PAGE 7

•
if the portion of the Series B warrants above the then authorized level of our common stock is required to be classified as a liability, we may no longer meet continued listing standards of the NYSE MKT (formerly the NYSE Amex), and our common stock may be delisted from NYSE MKT; and

•
if we are required to redeem the Series B warrants, and remain contractually prohibited from entering into future equity or debt placements, we may not be able to continue operating as a going concern.

For the reasons listed above and as discussed below, the board of directors and management believe it is in the best interests of Palatin and its stockholders to increase the authorized common stock.

On July 3, 2012, we closed on a private placement offering that is described in a Current Report on Form 8-K, which we filed with the SEC on July 6, 2012. For $35,000,000 we sold 3,873,000 shares of our common stock, Series A warrants to purchase up to 31,988,151 shares of our common stock and Series B warrants to purchase up to 35,488,380 shares of our common stock. This is a purchase price of $0.50 per share of common stock (with respect to the Series A warrants and the Series B warrants, after giving effect to an exercise price of $0.01 per share). On the date used for pricing this private placement, the closing price of our common stock was $0.50.

The Series A warrants are exercisable starting July 3, 2012 at an initial exercise price of $0.01 per share and are exercisable at any time until July 3, 2022. We have reserved 31,988,151 shares of our common stock for issuance on exercise of the Series A warrants. The Series B warrants are also exercisable at an initial exercise price of $0.01 per share, but only if and when our stockholders increase the number of our authorized shares of common stock, and expire ten years from the date our stockholders increase the number of our authorized shares of common stock. The Series A warrants and Series B warrants can be exercised for cash or on a cashless basis at the holder’s option.

We do not have sufficient authorized common stock to permit exercise of the Series B warrants, which is why the Series B warrants are exercisable only if our stockholders increase the number of authorized shares of our common stock. In the Series B Common Stock Purchase Warrant Certificate we issued on July 3, 2012, we agreed to hold a stockholders meeting no later than September 30, 2012 in order to seek stockholder approval for an amendment to our restated certificate of incorporation to increase the authorized number of shares of our common stock from 100,000,000 to not less than 200,000,000 shares.

In the event that we do not increase the authorized number of shares of our common stock on or prior to September 30, 2012, then until either the authorized number of shares of common stock is increased or such time as no Series B warrants remain outstanding, we are contractually obligated to pay interest semi-annually on the value of the Series B warrants at 10% per year. The value of the Series B warrants is the greater of $0.50 per share underlying the Series B warrants and the average of the dollar volume-weighted average price of our common stock for each trading day in the six month period during which interest is payable. There are Series B warrants to purchase up to 35,488,380 shares of our common stock currently

PROXY STATEMENT, PAGE 8

outstanding. Based upon the $0.50 minimum value per share for purposes of calculating interest, the minimum annual interest payment would be $1,774,419. There is no maximum value per share for purposes of calculating interest. The following table illustrates the annual interest cost, assuming different values per share, if we do not increase the authorized number of shares of our common stock:

Interest Payable Until Increase in Authorized Common Stock
Average Common Stock Price	Annual Interest Payment
$0.50 (minimum)	$1,774,419
$0.75	$2,661,628
$1.00	$3,548,838
$2.00	$7,097,676

In addition, if we do not increase the authorized number of shares of our common stock on or prior to September 30, 2012, then we are required to take all corporate action necessary to call one or more additional stockholder meetings, in no event later than June 30, 2013, to seek approval of an increase in the authorized number of shares of our common stock.

If we have not increased the authorized number of shares of our common stock on or prior to September 30, 2012, then at any time the holders of the Series B warrants may deliver a “Put Notice” to us. This Put Notice requires that we, on June 30, 2013 or within five days of any later date when a Put Notice is delivered, redeem all or a part of any Series B warrant. To redeem, we must pay the holder an amount equal to the number of shares underlying the Series B warrant to be redeemed multiplied by the average of the highest ten consecutive day dollar volume-weighted average price of our common stock at any time after July 3, 2012 and until the later of June 30, 2013 or the date the Put Notice is delivered to us. The following table illustrates the redemption price payable, if the holders of Series B warrants have delivered a Put Notice as to all Series B warrants, and if the stockholders have not increased the authorized number of shares of common stock by June 30, 2013.

Redemption Price of All Series B Warrants (35,488,380 Shares)
Highest 10-Day Price of Common Stock	Redemption Price
$0.50	$17,744,190
$0.75	$26,616,285
$1.00	$35,488,380
$2.00	$70,976,760

The holder of a Series B warrant can deliver a Put Notice as to any portion of that Series B warrant. Thus, a holder could deliver a Put Notice as to a portion of its Series B warrant and, after June 30, 2013, compel redemption as to the specified portion, and could continue to hold the remaining portion of the Series B warrant. The portion of the Series B warrant which is not redeemed pursuant to the Put Notice will continue accruing interest, and the holder can thereafter, at any time, deliver a Put Notice as to the remaining portion of the Series B warrant. At any time after a Put Notice is delivered and until the redemption price is paid, the holder may

PROXY STATEMENT, PAGE 9

withdraw a Put Notice and may thereafter deliver another Put Notice. If the ten consecutive day dollar volume-weighted price of our common stock increases prior to delivering a subsequent Put Notice, then that higher price will be used to calculate the price to redeem the Series B warrant shares. The redemption price is a function solely of the ten consecutive day dollar volume-weighted price of our common stock, and there is no upper limit on the redemption price.  We may not have sufficient funds to pay redemption prices when due, and in that event will not be able to continue operating as a going concern.

All rights of the holders of Series B warrants to receive interest are extinguished if the stockholders approve this increase in the number of authorized shares of our common stock by September 30, 2012. Additionally, all rights of the holders of Series B warrants to deliver a Put Notice are extinguished if the stockholders approve this increase in the number of authorized shares of our common stock by September 30, 2012.

In addition to the foregoing, there are restrictions in the Securities Purchase Agreement included as an exhibit to the Current Report on Form 8-K which we filed with the SEC on July 6, 2012. So long as the stockholders have not voted to increase the authorized number of shares of our common stock, and subject to other limitations, we cannot enter into future equity or debt placements or transactions. This substantially limits our ability to do future financings and acquisitions of other companies.

Until our stockholders increase the number of authorized shares of our common stock, we believe that under Financial Accounting Standards Board Accounting Standards Codification Topic 815, “Derivatives and Hedging,” the portion of the Series B warrants above the then authorized level of our common stock will be required to be classified as a liability and carried at their current fair value on our balance sheet and financial statements. We will be required to calculate the then current fair value of the Series B warrants each quarter, and classify this amount as a liability. The fair value will be determined by multiplying the number of shares underlying the Series B warrants above the then authorized level of our common stock by the closing price of our common stock on the last day in the relevant quarter or other period after giving effect to an exercise price of $0.01 per share. When the stockholders increase the number of authorized shares of our common stock, the Series B warrants will cease to be classified as a liability, and the then fair value of the warrant liability will be reclassified into stockholders’ equity. The following table shows the aggregate fair value as of July 3, 2012 (the closing date of the private placement offering) and hypothetically for June 30, 2013. This table assumes that all Series B warrants are above the then authorized level of our common stock, and assumes, solely for purposes of illustration, that the closing common stock price per share at June 30, 2013 is $1.00. The $1.00 closing price per share at June 30, 2013 is only an example, and the actual common stock price per share may be materially different.

	July 3, 2012	June 30, 2013
Aggregate fair value	$17,034,422	$35,133,496
Exercise price	$0.01	$0.01
Common stock price (per share)	$0.49	$1.00

     As can be seen from this table, and assuming that the closing price of our common stock at June 30, 2013 is $1.00, we would be required to classify the aggregate fair value of $35,133,496 as a liability on our balance sheet. That amount will directly decrease our stockholders’ equity, and based on our projections, will cause our stockholders’ equity to fall

PROXY STATEMENT, PAGE 10

below $6,000,000. If our stockholders’ equity falls below $6,000,000 in any quarter, we will no longer be in compliance with continued listing standards of the NYSE MKT, the market on which our common stock trades. If we are not in compliance with continued listing standards, our common stock may be delisted from NYSE MKT. If we are delisted, then our common stock will trade, if at all, only on the over-the-counter market, and then only if one or more registered broker-dealer market makers comply with quotation requirements. Delisting of our common stock from NYSE MKT could also further depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Delisting from NYSE MKT could also have other negative results, including the potential loss of confidence by suppliers and employees, the loss of institutional investor interest and fewer business development opportunities.

The board of directors and management believe it is in the best interests of Palatin and its stockholders to increase the authorized common stock so that cash and cash equivalents are used solely for preclinical and clinical development of our portfolio products under development and other corporate purposes, and are not used for payment of interest on or redemption of our Series B warrants.

The following table shows our common stock outstanding and issuable or reserved for issuance as of July 30, 2012, excluding the Series B warrants disclosed in the Current Report on Form 8-K, which we filed with the SEC on July 6, 2012. Exercise of the Series B warrants is contingent on our stockholders approving an increase in our authorized common stock.

Common Stock Outstanding or Reserved

Common stock outstanding	38,947,912

Shares of common stock issuable upon conversion of Series A preferred stock	52,829

Shares of common stock issuable upon vesting of restricted stock units and exercise of outstanding options and warrants other than Series A warrants and Series B warrants described in the Current Report on Form 8-K, which we filed with the SEC on July 6, 2012	27,852,075

Shares of common stock issuable upon exercise of Series A warrants	31,988,151

Shares of common stock issuable under our 2011 Stock Incentive Plan	1,106,296

Total	99,947,263

The board of directors believes it is in the best interests of Palatin and its stockholders to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the board’s discretion, such as in connection with stock options and rights, including our 2011 Stock Incentive Plan, future

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financings, possible acquisitions of other companies, investment opportunities or for other corporate purposes, is desirable both to allow Palatin to timely enter into transactions and in order to avoid repeated separate amendments to our restated certificate of incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments.

Other than the Series B warrants issued in connection with the private placement offering disclosed in our Current Report on Form 8-K filed on July 6, 2012, we currently have no specific understandings, arrangements, agreements or other plans to issue, in connection with future financings, acquisitions or otherwise, any of the additional authorized but unissued shares that would be available as a result of the proposed increase in the number of authorized shares of our common stock. However, the board believes that the currently unissued shares, all of which are currently reserved for outstanding exercise or conversion of outstanding securities or for issuance under existing plans, do not provide any significant flexibility for corporate action in the future, including future financings.

An increase in the number of authorized shares of our common stock could have the effect of making it more difficult to, or discouraging an attempt to, obtain control of Palatin by means of a takeover bid that our board determines is not in our best interests and the best interests of our stockholders. However, our board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of Palatin.

We will not solicit further authorization by vote of the stockholders for the issuance of additional shares of common stock, except as required by law, regulatory authorities, the rules of the NYSE MKT or any other stock exchange on which our shares may then be listed, or as described in Item Two. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Other than the right of participation in future financings described in the Securities Purchase Agreement included as an exhibit to the Current Report on Form 8-K that we filed with the SEC on July 6, 2012, our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the Increased Common Stock Authorization. The affirmative vote of a majority of all outstanding stock entitled to vote at the meeting, consisting of common stock and Series A preferred stock on an as if converted to common stock basis, and a majority of the outstanding shares of common stock voting as a class, is required for approval of an Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

[END OF ITEM ONE]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT, PAGE 12

ITEM TWO: ADJOURNMENT OF THE SPECIAL MEETING

A proposal will be submitted to the stockholders at the Special Meeting to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Item One. Any adjournment of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the Adjournment of the Special Meeting Authorization. The affirmative vote of a majority of all shares present in person or represented by proxy and voting on the proposal, with Series A preferred stock voting on an as if converted to common stock basis, is required for approval of one or more Adjournments of the Special Meeting.

[END OF ITEM TWO]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT, PAGE 13

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

The tables below show the beneficial stock ownership and voting power, as of July 30, 2012, of:

●	each director, each of the named executive officers, and all current directors and officers as a group; and

●	all persons who, to our knowledge, beneficially own more than five percent of our common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or dispositive power over outstanding stock and stock which a person has the right to acquire now or within 60 days after July 30, 2012. See the footnotes for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and dispositive power over all shares listed.

The common stock has one vote per share and the Series A preferred stock has approximately 11.25 votes per share. Total voting power is the sum of common stock and Series A preferred stock outstanding as of July 30, 2012, on which date 38,947,912 shares of common stock and 4,697 shares of Series A preferred stock convertible into 52,829 shares of common stock were outstanding.

The address for all members of our management is c/o Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the table.

MANAGEMENT:

Class	Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class	Percent of total voting power

Common	Carl Spana, Ph.D.	451,891	(1)	1.2%	*

Common	Stephen T. Wills	399,742	(2)	1.0%	*

Common	John K.A. Prendergast, Ph.D.	154,117	(3)	*	*

Common	Perry B. Molinoff, M.D.	104,333	(4)	*	*

Common	Robert K. deVeer, Jr.	98,725	(5)	*	*

Common	Zola P. Horovitz, Ph.D.	96,500	(6)	*	*

Common	Robert I. Taber, Ph.D.	96,500	(7)	*	*

Common	J. Stanley Hull	92,166	(8)	*	*

Common	Alan W. Dunton, M.D.	21,500	(9)	*	*

	All current directors and executive officers as a group (nine persons)	1,515,474	(10)	3.8%	*

*Less than one percent.

PROXY STATEMENT, PAGE 14

(1)	Includes 204,550 shares which Dr. Spana has the right to acquire under options, and 50,000 shares which he has the right to acquire under Series A warrants.

(2)	Includes 165,800 shares which Mr. Wills has the right to acquire under options, and 50,000 shares which he has the right to acquire under Series A warrants.

(3)	Includes 152,350 shares which Dr. Prendergast has the right to acquire under options.

(4)	Includes 103,333 shares which Dr. Molinoff has the right to acquire under options.

(5)	Includes 98,625 shares which Mr. deVeer has the right to acquire under options.

(6)	Includes 96,000 shares which Dr. Horovitz has the right to acquire under options.

(7)	Includes 96,000 shares which Dr. Taber has the right to acquire under options.

(8)	Shares which Mr. Hull has the right to acquire under options.

(9)	Includes 17,500 shares which Dr. Dunton has the right to acquire under options.

(10)	Includes 1,126,324 shares which directors and officers have the right to acquire under options and warrants.

PROXY STATEMENT, PAGE 15

MORE THAN 5% BENEFICIAL OWNERS:

Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)		Percent of class	Percent of total voting power

Common	Mark N. Lampert BVF Inc. BVF Partners L.P. 900 North Michigan Avenue Suite 1100 Chicago, Illinois 60611	5,200,000	(2)	13.4%	13.3%

Common	QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	3,892,882	(3)	9.9%	9.9%

Common	Great Point Partners LLC Jeffrey R. Jay, M.D. David Kroin 165 Mason Street, 3rd Floor Greenwich, CT 06830	3,962,028	(4)	9.9%	8.3%

Common	Quogue Capital LLC Wayne P. Rothbaum 50 West 57th Street 15th Floor New York, NY 10019	4,000,000	(5)	9.8%	5.1%

Common	James E. Flynn 780 Third Avenue, 37th Floor New York, NY 10017	3,987,321	(6)	9.9%	7.7%

Common	First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105	3,187,563	(7)	7.9%	4.3%

Series A Preferred	Tokenhouse PTE LTD 9 – 11 Reitergasse Zurich 8027, Switzerland	667		14.2%	*

Series A Preferred	Steven N. Ostrovsky 43 Nikki Ct. Morganville, NJ 07751	500		10.6%	*

Series A Preferred	Thomas L. Cassidy IRA Rollover 38 Canaan Close New Canaan, CT 06840	500		10.6%	*

PROXY STATEMENT, PAGE 16

Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class	Percent of total voting power

Series A Preferred	Jonathan E. Rothschild 300 Mercer St., #28F New York, NY 10003	500	10.6%	*

Series A Preferred	Arthur J. Nagle 19 Garden Avenue Bronxville, NY 10708	250	5.3%	*

Series A Preferred	Thomas P. and Mary E. Heiser, JTWROS 10 Ridge Road Hopkinton, MA 01748	250	5.3%	*

Series A Preferred	Carl F. Schwartz 31 West 87th St. New York, NY 10016	250	5.3%	*

Series A Preferred	Michael J. Wrubel 3650 N. 36 Avenue, #39 Hollywood, FL 33021	250	5.3%	*

Series A Preferred	Myron M. Teitelbaum, M.D. 175 Burton Lane Lawrence, NY 11559	250	5.3%	*

Series A Preferred	Laura Gold Galleries Ltd. Profit Sharing Trust Park South Gallery at Carnegie Hall 154 West 57th Street, Suite 114 New York, NY 10019-3321	250	5.3%	*

Series A Preferred	Laura Gold 180 W. 58th Street New York, NY 10019	250	5.3%	*

*Less than one percent.

(1) Unless otherwise indicated by footnote, all share amounts represent outstanding shares of the class indicated, and all beneficial owners listed have, to our knowledge, sole voting and dispositive power over the shares listed.

(2) According to a joint Schedule 13G/A filed on October 7, 2011, Mr. Lampert, BVF Partners L.P. and BVF, Inc. shared voting and dispositive power with respect to all the shares listed, and the other filers had beneficial ownership as follows, as to which Mr. Lampert, BVF Partners L.P. and BVF, Inc. disclaim beneficial ownership:

PROXY STATEMENT, PAGE 17

(i) BVF Investments, L.L.C.: 3,091,000 shares;

(ii) Biotechnology Value Fund, L.P.: 1,086,200 shares;

(iii) Biotechnology Value Fund II, L.P.: 667,900 shares; and

(iv) Investment 10, L.L.C.: 354,900 shares.

(3) Includes 19,882 shares issuable on exercise of warrants. According to a joint Schedule 13G filed on July 10, 2012, QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund IV LP (“Fund IV”), which beneficially owns 501,360 shares of common stock, for QVT Fund V LP (“Fund V”), which beneficially owns 2,956,894 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 434,628 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by Fund IV, Fund V and Quintessence. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 3,892,882 shares of common stock, consisting of the shares beneficially owned by Fund IV, Fund V and Quintessence.

QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of Fund IV, Fund V and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock beneficially owned by Fund IV, Fund V and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 3,892,882 shares of common stock.

Exercise of the Series A warrants and Series B warrants (described under Item One above) is restricted if, as a result of an exercise, the beneficial ownership of the holder and its affiliates and any other party or person that could be deemed to be a group would exceed 9.99% of the outstanding common stock (as may be adjusted to the extent set forth in the Series A warrants and Series B warrants). Beneficial ownership excludes Series A warrants and Series B warrants which are not exercisable because of that restriction.

 (4) Includes 712,028 shares issuable on exercise of warrants. Dr. Jay and Mr. Kroin are managing members of Great Point Partners, LLC. According to a joint Schedule 13G filed on March 10, 2011, each of the owners listed had shared voting and dispositive power with respect to all the shares listed. Great Point Partners, LLC is the investment manager for the following entities or persons, which have shared voting and dispositive power over the number of shares indicated:

(i) Biomedical Value Fund, LP: 968,424 shares outstanding and 92,231 shares issuable on exercise of warrants;

(ii) Biomedical Offshore Value Fund, Ltd.: 558,458 shares outstanding and 53,186 shares issuable on exercise of warrants;

(iii) Biomedical Institutional Value Fund, LP: 359,103 shares outstanding and 34,200 shares issuable on exercise of warrants;

(iv) Lyrical Multi-Manager Fund, LP: 484,212 shares outstanding and 46,116 shares issuable on exercise of warrants;

(v) Class D Series of GEF-PS, LP: 484,212 shares outstanding and 46,116 shares issuable on exercise of warrants;

PROXY STATEMENT, PAGE 18

(vi) David J. Morrison: 16,141 shares outstanding and 1,537 shares issuable on exercise of warrants; and

(vii) WS Investments III, LLC: 96,841 shares outstanding and 9,223 shares issuable on exercise of warrants.

Exercise of the warrants is restricted if, as a result of exercise, the beneficial ownership of the holder or any group including the holder would exceed 9.99% of the outstanding common stock. Beneficial ownership excludes warrants which are not exercisable because of that restriction. Since the filing of the Schedule 13G, the number of warrants exercisable under that restriction has increased.

(5) Includes 2,000,000 shares issuable on exercise of warrants. According to a joint Schedule 13G filed on February 28, 2011, Quogue Capital LLC and Mr. Rothbaum, the president of Quogue Capital LLC, shared voting and dispositive power with respect to all the shares listed.

(6) Includes 965,218 shares issuable on exercise of warrants. According to a joint Schedule 13G/A filed on February 14, 2012, Mr. Flynn and the other filers had beneficial ownership and shared voting and dispositive power as follows:

(i) James E. Flynn: 3,022,103 shares outstanding and 282,609 shares issuable on exercise of warrants held by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited. Mr. Flynn shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited;

(ii) Deerfield Management Company, L.P.: 1,743,753 shares outstanding and 170,696 shares issuable on exercise of warrants. Deerfield Management Company L.P. shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund International Limited;

(iii) Deerfield Special Situations Fund International Limited: 1,743,753 shares outstanding and 170,696 shares issuable on exercise of warrants;

(iv) Deerfield Capital, L.P.: 1,278,350 shares outstanding and 111,913 shares issuable on exercise of warrants. Deerfield Capital, L.P. shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund, L.P.; and

(v) Deerfield Special Situations Fund, L.P.: 1,278,350 shares outstanding and 111,913 shares issuable on exercise of warrants.

Exercise of the warrants is restricted if, as a result of exercise, the beneficial ownership of the holder or any group including the holder would exceed 9.99% of the outstanding common stock. Beneficial ownership excludes warrants which are not exercisable because of that restriction. Since the filing of the Schedule 13G/A, the number of warrants exercisable under that restriction has increased.

(7) Includes 1,525,020 shares issuable on exercise of warrants. According to a Schedule 13G/A filed on January 13, 2012, First Eagle Investment Management, LLC (FEIM) is deemed to be the beneficial owner of the shares listed as a result of acting as investment advisor to various clients, including First Eagle Value in Biotechnology Master Fund, Ltd., which may be deemed to beneficially own 1,662,543 shares outstanding and 762,500 shares issuable on exercise of warrants.

PROXY STATEMENT, PAGE 19

OTHER ITEMS OF BUSINESS

We are not aware of any matters, other than the items of business discussed in this proxy statement, which may come before this special meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received no later than December 21, 2012. To be considered for presentation at the 2013 annual meeting, although not included in the proxy statement, proposals must be received no earlier than February 6, 2013 and no later than March 6, 2013. Proposals that are not received in a timely manner will not be voted on at the 2013 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary at our executive offices, 4B Cedar Brook Drive, Cranbury, NJ 08512.

Your cooperation in giving this matter your immediate attention and voting by Internet or telephone or by returning your proxy card is greatly appreciated.

By order of the board of directors,

Stephen T. Wills, Secretary
August 3, 2012

PROXY STATEMENT, PAGE 20

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1986 under the name Cinedco, Inc. A Restated Certificate of Incorporation was filed on November 1, 1993 which contained a change of the name of the corporation to Interfilm, Inc. Thereafter, a Certificate of Amendment was filed on July 19, 1996, which changed the name of the Corporation to Palatin Technologies, Inc., a Certificate of Amendment was filed on September 5, 1997, a Certificate of Amendment was filed on May 4, 2005, a Certificate of Amendment was filed on July 23, 2010, a Certificate of Amendment was filed on September 24, 2010, and a Certificate of Amendment was filed on May 12, 2011.

THIRD: That at a meeting of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

FIFTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

SIXTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered “IV” of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 210,000,000, comprised of 200,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this ___ day of _______ 2012.

By:
Name: Stephen T. Wills
Title: Executive Vice President,
Chief Financial Officer and Chief Operating Officer

[END OF APPENDIX A]

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PALATIN TECHNOLOGIES, INC.
ATTN: STEPHEN WILLS, EVP, CFO & COO	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
4B CEDAR BROOK DRIVE CRANBURY, NJ 08512
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you
vote FOR proposals 1 and 2.	For	Against	Abstain

1. Approval of an amendment to our restated certificate of incorporation which will increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares	☐	☐	☐

2. Approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1

NOTE: Any other matters properly brought before the Special Meeting or any adjournment or postponement thereof	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS OF
PALATIN TECHNOLOGIES, INC.
SEPTEMBER 27, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Proxy Statement and Proxy Card is/are available at www.proxyvote.com.

PALATIN TECHNOLOGIES, INC.
Special Meeting of Stockholders
September 27, 2012 9:30 A.M.
This proxy is solicited by the Board of Directors

The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other) as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned as of July 30, 2012, at Palatin’s special meeting of stockholders to be held on September 27, 2012 and at any postponement or adjournment of the meeting.

The proxy holders will vote the shares of the undersigned stockholder as instructed on the reverse side. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY HOLDERS WILL VOTE THE SHARES FOR PROPOSALS NO. 1 AND 2 and in the discretion of the proxy holders on any other matter coming before the meeting. In their discretion, the proxy holders are authorized to vote upon such other matters of which Palatin does not have advance notice that may properly come before the Special Meeting and any and all adjournments or postponements thereof and upon maters incidental to the conduct of the Special Meeting and any and all adjournments or postponements thereof. The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side